UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2010 (March 29, 2010)

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner, Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

(713) 647-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2010, Group 1 Automotive, Inc. (the “Company”) issued and sold an additional $15 million aggregate principal amount of its 3% Convertible Senior Notes due 2020 (the “Additional Notes”) pursuant to the purchase agreement, dated March 16, 2010 (the “Purchase Agreement”), between the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers listed in Schedule I thereto (the “Initial Purchasers”), previously filed as an exhibit to the Company’s Form 8-K filed on March 22, 2010 (the “Prior Form 8-K”). The Company sold the Additional Notes in connection with the Initial Purchasers’ exercise of the over-allotment option granted to them in the Purchase Agreement. The Additional Notes increase the aggregate issuance by the Company of its 3% Convertible Senior Notes due 2020 to $115 million aggregate principal amount. The Initial Purchasers’ exercise of the over-allotment option resulted in additional net proceeds to the Company of approximately $14.6 million. A copy of the press release announcing the closing of the sale of the Additional Notes is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

As previously disclosed in the Prior Form 8-K, the Additional Notes (1) are governed by an indenture, dated as of March 22, 2010, between the Company and Wells Fargo Bank, N.A., as trustee, (2) pay interest semiannually at a rate of 3.00% per annum, (3) are convertible into cash and, if applicable, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), based on the applicable conversion rate at such time and (4) have an initial conversion rate of 25.8987 shares of Common Stock per $1,000 principal amount of the Additional Notes.

The Additional Notes and shares of Common Stock issuable in certain circumstances upon the conversion of the Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Additional Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

In connection with the sale of the Additional Notes, the Company entered into additional convertible note hedge transactions with respect to the Common Stock (the “Additional Purchased Call Options”) with JPMorgan Chase Bank, National Association, London Branch and Bank of America, N.A. (the “Dealers”). The Company paid an aggregate amount of approximately $5.99 million to the Dealers for the Additional Purchased Call Options. The Additional Purchased Call Options cover, subject to customary anti-dilution adjustments, approximately 0.39 million shares of the Common Stock at a strike price that corresponds to the initial conversion price of the Additional Notes, also subject to adjustment, and are exercisable upon conversion of the Additional Notes. A copy of the agreements relating to the additional convertible note hedge transactions (the “Additional Purchased Call Option Confirmations”), attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated herein by reference, and are hereby filed. The description of the agreements in this report is a summary and is qualified in its entirety by the terms of the Additional Purchased Call Option Confirmations.

The Company also entered into separate additional warrant transactions whereby, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, the Company sold to the Dealers additional warrants to acquire, subject to customary anti-dilution adjustments, approximately 0.39 million shares of the Common Stock (the “Additional Sold Warrants”) at a strike price of $56.7360 per share of Common Stock. The Company received aggregate proceeds of approximately $3.8 million from the sale of the Additional Sold Warrants to the Dealers. If, upon expiration of the Additional Sold Warrants, the price per share of the Common Stock, as measured under the Additional Sold Warrants, is greater than the strike price of the Additional Sold Warrants, the Company will be required to issue, without further consideration, under each Additional Sold Warrant a number of shares of Common Stock with a value equal to the amount of such difference. A copy of the agreements relating to the additional warrant transactions (the “Additional Sold Warrant Confirmations”), attached hereto as Exhibits 4.3 and 4.4, are incorporated herein by reference, and are hereby filed. The description of the agreements in this report is a summary and is qualified in its entirety by the terms of the Additional Sold Warrant Confirmations.

The Additional Purchased Call Options and Additional Sold Warrants are separate contracts entered into by the Company and each of the Dealers, are not part of the terms of the Additional Notes and will not affect the holders’ rights under the Additional Notes. These Additional Purchased Call Options are expected generally to reduce the potential dilution upon conversion of the Additional Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Additional Purchased Call Options. The Additional Sold Warrants could separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the applicable strike price of the Additional Sold Warrants.

The Additional Sold Warrants and the underlying shares of Common Stock issuable upon exercise of the Additional Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Item

4.1	Additional Call Option Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.2	Additional Call Option Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

4.3	Additional Warrant Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.4	Additional Warrant Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

99.1	Press release of Group 1 Automotive, Inc., dated as of April 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010

Group 1 Automotive, Inc.

By:	/s/ Darryl M. Burman
Name:	Darryl M. Burman
Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Item

4.1	Additional Call Option Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.2	Additional Call Option Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

4.3	Additional Warrant Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.4	Additional Warrant Confirmation, dated as of March 29, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

99.1	Press release of Group 1 Automotive, Inc., dated as of April 1, 2010.